UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 3, 2014, Global Digital Solutions, Inc.’s (the “Company”) wholly owned subsidiary, North American Custom Specialty Vehicles, Inc. (“NACSV”) appointed Jennifer S. Carroll as President and CEO, succeeding Brian A. Dekle who assumes the position of Non-Executive Chairman at NACSV.

Ms. Carroll has served as a Senior Advisor of the Company since April 24, 2013. Prior thereto, Ms. Carroll served as Florida's 18th Lt. Governor from 2011 to 2013. She was the state's first female elected as Lt. Governor and its first African-American elected statewide. She was the Chairperson of the state's space program and in charge of the state's Military Affairs. Prior to her service as Lt. Governor, Ms. Carroll was a Florida state legislator for over seven years, a small business owner, and Executive Director of the Florida Department of Veterans' Affairs responsible for over 1.8 million veterans and managed a $30 million dollar budget.

As a Florida state legislator, Ms. Carroll worked to pass meaningful legislation that enhanced economic development, which included procuring $2.9 million to fund the Florida Export Finance Corporation to help employers have access to short term loans in order to retain and create jobs. She sponsored the Entertainment Economic Development Legislation that created thousands of jobs for Floridians who were paid over $485 million in wages. Ms. Carroll also served as Deputy Majority Leader from 2003-2004, Majority Whip from 2004-2006, Vice Chair of the Transportation and Economic Development Committee 2003-2004, Chair of the Finance Committee from 2006-2008 and Chair of the Economic and Development Council from 2008-2010.

Ms. Carroll, who enlisted in the United States Navy in 1979 and retired as a Lieutenant Commander 20 years later, held secret and top secret clearance, and was awarded numerous awards, including a Meritorious Service Medal, two Navy Commendation Medals, two Navy Achievement Medals, a National Defense Service Medal, and an Expert Pistol Medal. As an Aviation Maintenance Officer Ms. Carroll organized and supervised the maintenance and repair, manufacturing modification of aircraft, aircraft components, and aviation support equipment. She supervised the scheduling of aircraft inspections and directed technical training, oversaw and managed the budget for aircraft maintenance, material control for supply acquisition, quality assurance, aircraft weight and balance logs and records.

Ms. Carroll holds an MBA degree from St. Leo University.

Ms. Carroll does not have any family relationship with any other executive officer or director of either the Company or NACSV. In April 2013, the Company granted Ms. Carroll a restricted stock award of 2.5 million shares of common stock, valued at $425,000, which vest through January 2015. At this time there are no other transactions between the Company, NACSV and Ms. Carroll that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On December 4, 2014, the Company issued a press release announcing the appointment of Ms. Carroll as President and CEO of NACSV. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 4, 2014 issued by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: December 4, 2014	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release dated December 4, 2014 issued by the Company.

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